Exhibit 99.1

Geneva Roth Remark Holdings, Inc.

November 16, 2021

Via email: president@greenstreamfinance.com

GREEN STREAM HOLDINGS INC.

60 East 42nd Street

Suite 4600

New York, NY 10165

RE:	Account Number: XXXXXXXX

This letter serves as confirmation that, as of tomorrow, November 17, 2021 the prepayment amount of the Convertible Promissory Note of GREEN STREAM HOLDINGS INC. in favor of GENEVA ROTH REMARK HOLDINGS, INC. dated June 1, 2021 is $69,425.86.

Wire (or ACH) instructions are as follows:

Please include legal name or DBA in memo section identifying the merchant.

Bank Name:	Signature Bank
Bank Address:	26 Court Street, Brooklyn, NY
Routing Number:	XXXXXXXX
Beneficiary Account Number:	1502316865
Beneficiary:	GENEVA ROTH REMARK HOLDINGS, INC.
Mailing Address:	111 Great Neck Road, Suite 216, Great Neck, NY 11021

Please contact me at 516-498-9890 with any questions or further information regarding your account and with the details of the wire transfer. Thanks.

GENEVA ROTH REMARK HOLDINGS, INC.

/s/ Curt Kramer
Curt Kramer, President